Exhibit 99.1
Investor and Media Relations	Patricia Figueroa +1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results for the Fourth Quarter and Full Year 2025

Company reports Diluted EPS of $11.21, Economic EPS of $9.48 in the fourth quarter of 2025
Diluted EPS of $22.74, Economic EPS of $26.05 for the full year 2025

Net client cash inflows of approximately $29 billion in 2025, including approximately $12 billion in the fourth quarter, driven by ongoing momentum in alternative strategies
Full-year Net income (controlling interest) of $717 million, Economic net income (controlling interest) of $769 million
Full-year Economic EPS of $26.05 increased 22% year-over-year, driven by strong organic growth and disciplined capital allocation
Committed more than $1 billion across five new growth investments in 2025, broadening AMG’s exposure to alternative strategies
Repurchased $700 million in common stock or approximately 11% of shares outstanding in 2025

WEST PALM BEACH, FL, February 12, 2026 — AMG, a strategic partner to leading independent investment management firms globally, today reported its financial and operating results for the fourth quarter and year ended December 31, 2025.

Jay C. Horgen, Chief Executive Officer of AMG, said:
“AMG delivered outstanding results in 2025, which was one of the strongest years in our Company’s history. Our results—including annual Economic earnings per share growth of 22% and net inflows of approximately $29 billion, representing an organic growth rate of 4%—reflect successful execution of our strategy, particularly the accelerating evolution of our business toward areas of secular demand, most notably private markets and liquid alternatives.

“2025 was also a landmark year for growth investments, with more than $1 billion in capital committed across four new Affiliates operating in private markets or liquid alternatives: NorthBridge Partners, Verition Fund Management, Montefiore Investment, and Qualitas Energy, as well as a strategic collaboration with Brown Brothers Harriman to develop new structured and alternative credit products for the U.S. wealth marketplace. Each of these partnerships reflects AMG’s commitment to investing in growth areas, as well as our differentiated partnership approach, which magnifies our Affiliates’ long‑term success through strategic engagement while preserving their independence.

“AMG's private markets Affiliates manage approximately $146 billion in assets and raised approximately $24 billion in 2025, highlighting the ongoing demand for our Affiliates' specialized strategies. Our Affiliates managing liquid alternative strategies delivered excellent investment performance, generating a record of approximately $51 billion in net inflows for the year, and now manage approximately $227 billion, representing a 61% increase since the beginning of the year. Throughout 2025, we also continued to invest our capital and resources in and alongside our Affiliates, particularly to develop innovative alternative solutions for the U.S. wealth marketplace. In addition, as AMG's unique partnership model continued to attract outstanding firms seeking a strategic partner, we recently announced a new partnership with HighBrook, a private markets manager specializing in thematic opportunities in real estate assets, and an additional investment in Garda, a leading liquid alternatives manager specializing in relative value fixed income strategies, and an Affiliate since 2019.

“As we enter 2026, AMG is exceptionally well‑positioned. With growing scale in alternative strategies, underpinned by strong organic growth from existing Affiliates and the addition of new high-quality partnerships; an expanding presence in the U.S. wealth marketplace; and increasing opportunities to invest in growth, enhanced by our excellent capital position and disciplined capital allocation framework, we have an outstanding opportunity to drive further earnings growth and create meaningful long-term value for our shareholders.”

FINANCIAL HIGHLIGHTS	Three Months Ended		Years Ended
(in millions, except as noted and per share data)	12/31/2024	12/31/2025	12/31/2024	12/31/2025
Operating Performance Measures
AUM (at period end, in billions)	$707.9	$813.3	$707.9	$813.3
Average AUM (in billions)	717.3	821.3	700.5	764.2
Net client cash flows (in billions)	(8.3)	12.1	(13.9)	28.7
Aggregate fees	1,509.2	2,377.6	5,236.0	6,167.5
Financial Performance Measures
Net income (controlling interest)	$162.1	$347.6	$511.6	$716.6
Earnings per share (diluted)(1)	4.92	11.21	15.13	22.74
Supplemental Performance Measures(2)
Adjusted EBITDA (controlling interest)	$281.7	$378.1	$973.1	$1,076.8
Economic net income (controlling interest)	205.8	271.7	701.6	769.3
Economic earnings per share	6.53	9.48	21.36	26.05

For additional information on our Supplemental Performance Measures, including reconciliations to GAAP, see the Financial Tables and Notes.

Capital Management
During the fourth quarter of 2025, the Company repurchased approximately $350 million in common stock, bringing full-year share repurchases to approximately $700 million. The Company also completed the issuance of $425 million in senior notes due 2036 and used the net proceeds to redeem and settle conversions relating to the Company's 5.15% junior convertible trust preferred securities due 2037 (the "Junior Convertible Securities"). This refinancing of the Junior Convertible Securities simplified the Company’s capital structure and removed the associated share count dilution. Subsequently, the Company announced a fourth-quarter cash dividend of $0.01 per share of common stock, payable March 9, 2026 to stockholders of record as of the close of business on February 23, 2026. In addition, AMG's Board of Directors increased the Company's share repurchase authorization, providing for a total of approximately 6 million shares available for repurchase under the Company's share repurchase programs, as of January 26, 2026.

About AMG
AMG (NYSE: AMG) is a strategic partner to leading independent investment management firms globally. AMG’s strategy is to generate long‐term value by investing in high-quality independent partner-owned firms, through a proven partnership approach, and allocating resources across AMG's unique opportunity set to the areas of highest growth and return. Through its distinctive approach, AMG magnifies its Affiliates' existing advantages and actively supports their independence and ownership culture. As of December 31, 2025, AMG’s aggregate assets under management were approximately $813 billion across a diverse range of private markets, liquid alternative, and differentiated long-only investment strategies. For more information, please visit the Company’s website at www.amg.com.

Conference Call, Replay, and Presentation Information
A conference call will be held with AMG’s management at 8:30 a.m. Eastern time today. Parties interested in listening to the conference call should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) shortly before the call begins.
The conference call will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13757877. The live call and replay of the session and a presentation highlighting the Company's performance can also be accessed via AMG’s website at https://ir.amg.com/.

Financial Tables Follow

ASSETS UNDER MANAGEMENT BY STRATEGY - STATEMENTS OF CHANGES (in billions)

	Alternatives		Differentiated Long-Only
QUARTER TO DATE	Private Markets	Liquid Alternatives	Equities	Multi-Asset & Fixed Income	Total
AUM, September 30, 2025	$147.7	$204.8	$326.6	$124.5	$803.6
Client cash inflows and commitments	8.7	20.7	11.4	5.7	46.5
Client cash outflows	(0.1)	(5.8)	(23.3)	(5.2)	(34.4)
Net client cash flows	8.6	14.9	(11.9)	0.5	12.1
New investments(i)	8.9	—	—	—	8.9
Affiliate transactions(ii)	(15.1)	(0.0)	(11.4)	(0.7)	(27.2)
Market changes	0.3	7.6	9.8	3.4	21.1
Foreign exchange	0.1	0.2	0.8	0.4	1.5
Realizations and distributions (net)	(3.0)	(0.2)	(1.9)	(0.1)	(5.2)
Other(iii)	(1.5)	(0.1)	0.1	—	(1.5)
AUM, December 31, 2025	$146.0	$227.2	$312.1	$128.0	$813.3

	Alternatives		Differentiated Long-Only
YEAR TO DATE	Private Markets	Liquid Alternatives	Equities	Multi-Asset & Fixed Income	Total
AUM, December 31, 2024	$135.4	$140.7	$316.2	$115.6	$707.9
Client cash inflows and commitments	24.1	73.6	42.5	20.7	160.9
Client cash outflows	(0.2)	(23.1)	(87.8)	(21.1)	(132.2)
Net client cash flows	23.9	50.5	(45.3)	(0.4)	28.7
New investments(iv)	10.6	12.4	—	—	23.0
Affiliate transactions(v)	(20.4)	(0.0)	(11.4)	(0.7)	(32.5)
Market changes	2.3	21.4	48.8	12.8	85.3
Foreign exchange	1.0	3.7	5.8	1.4	11.9
Realizations and distributions (net)	(5.4)	(0.4)	(2.0)	(0.4)	(8.2)
Other(iii)	(1.4)	(1.1)	(0.0)	(0.3)	(2.8)
AUM, December 31, 2025	$146.0	$227.2	$312.1	$128.0	$813.3
____________________
(i)Attributable to Montefiore Investment and Qualitas Energy as of their respective closing dates.
(ii)Attributable to Comvest Partners' private credit business and Montrusco Bolton as of their respective closing dates.
(iii)Other includes product transitions and reclassifications.
(iv)Attributable to NorthBridge Partners, Verition Fund Management, Montefiore Investment, and Qualitas Energy as of their respective closing dates.
(v)Attributable to Peppertree Capital Management, Comvest Partners' private credit business, and Montrusco Bolton as of their respective closing dates.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	12/31/2024	12/31/2025
Consolidated revenue	$524.2	$556.6

Consolidated expenses:
Compensation and related expenses	238.8	272.2
Selling, general and administrative	98.4	117.7
Intangible amortization and impairments	7.3	64.3
Interest expense	35.2	34.7
Depreciation and other amortization	4.0	2.4
Other expenses (net)	8.8	35.3
Total consolidated expenses	392.5	526.6

Equity method income (net)(3)	124.5	233.4
Affiliate transaction gains(4)	—	243.8
Investment and other income	17.5	18.5
Income before income taxes	273.7	525.7

Income tax expense	52.6	147.6
Net income	221.1	378.1

Net income (non-controlling interests)	(59.0)	(30.5)
Net income (controlling interest)	$162.1	$347.6

Average shares outstanding (basic)	30.1	27.7
Average shares outstanding (diluted)	36.0	31.5

Earnings per share (basic)	$5.39	$12.53
Earnings per share (diluted)(1)	$4.92	$11.21

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Three Months Ended
(in millions, except per share data)	12/31/2024	12/31/2025
Net income (controlling interest)	$162.1	$347.6
Intangible amortization and impairments	30.5	68.9
Intangible-related deferred taxes	15.3	15.6
Affiliate transactions(4)	—	(183.3)
Other economic items(5)	(2.1)	22.9
Economic net income (controlling interest)	$205.8	$271.7

Average shares outstanding (adjusted diluted)	31.5	28.7
Economic earnings per share	$6.53	$9.48

Net income (controlling interest)	$162.1	$347.6
Interest expense	35.2	34.6
Income taxes	54.9	150.2
Intangible amortization and impairments	30.5	68.9
Affiliate transactions(4)	—	(243.8)
Other items(5)	(1.0)	20.6
Adjusted EBITDA (controlling interest)	$281.7	$378.1
See Notes for additional information.

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended
(in millions, except per share data)	12/31/2024	12/31/2025
Consolidated revenue	$2,040.9	$2,074.4

Consolidated expenses:
Compensation and related expenses	915.3	1,019.8
Selling, general and administrative	376.5	408.6
Intangible amortization and impairments	29.0	160.3
Interest expense	133.3	136.5
Depreciation and other amortization	13.4	10.4
Other expenses (net)	40.3	69.8
Total consolidated expenses	1,507.8	1,805.4

Equity method income (net)(3)	312.7	462.9
Affiliate transaction gains(4)	—	371.3
Investment and other income(4)	77.4	83.1
Income before income taxes	923.2	1,186.3

Income tax expense	182.6	282.3
Net income	740.6	904.0

Net income (non-controlling interests)	(229.0)	(187.4)
Net income (controlling interest)	$511.6	$716.6

Average shares outstanding (basic)	31.1	28.5
Average shares outstanding (diluted)	36.1	33.0

Earnings per share (basic)	$16.45	$25.18
Earnings per share (diluted)(1)	$15.13	$22.74

RECONCILIATIONS OF SUPPLEMENTAL PERFORMANCE MEASURES(2)

	Years Ended
(in millions, except per share data)	12/31/2024	12/31/2025
Net income (controlling interest)	$511.6	$716.6
Intangible amortization and impairments	149.2	214.4
Intangible-related deferred taxes	61.9	45.1
Affiliate transactions(4)	—	(284.4)
Other economic items(5)	(21.1)	77.6
Economic net income (controlling interest)	$701.6	$769.3

Average shares outstanding (adjusted diluted)	32.8	29.5
Economic earnings per share	$21.36	$26.05

Net income (controlling interest)	$511.6	$716.6
Interest expense	133.3	136.3
Income taxes	187.9	289.3
Intangible amortization and impairments	149.2	214.4
Affiliate transactions(4)	—	(377.5)
Other items(5)	(8.9)	97.7
Adjusted EBITDA (controlling interest)	$973.1	$1,076.8
See Notes for additional information.

CONSOLIDATED BALANCE SHEETS

	Years Ended
(in millions)	12/31/2024	12/31/2025
Assets
Cash and cash equivalents	$950.0	$586.0
Receivables	409.7	496.2
Investments	595.6	711.6
Goodwill	2,504.9	2,531.2
Acquired client relationships (net)	1,777.8	1,639.3
Equity method investments in Affiliates (net)	2,246.6	2,870.4
Fixed assets (net)	57.6	54.4
Other assets	288.7	318.3
Total assets	$8,830.9	$9,207.4

Liabilities and Equity
Payables and accrued liabilities	$639.1	$806.9
Debt	2,620.2	2,691.3
Deferred tax liability (net)	520.5	533.1
Other liabilities	402.4	754.0
Total liabilities	4,182.2	4,785.3

Redeemable non-controlling interests	350.5	246.8
Equity:
Common stock	0.6	0.6
Additional paid-in capital	733.1	616.1
Accumulated other comprehensive loss	(163.6)	(106.8)
Retained earnings	6,899.8	7,615.4
	7,469.9	8,125.3
Less: treasury stock, at cost	(4,124.6)	(4,886.9)
Total stockholders’ equity	3,345.3	3,238.4
Non-controlling interests	952.9	936.9
Total equity	4,298.2	4,175.3
Total liabilities and equity	$8,830.9	$9,207.4

Notes

(1)    Earnings per share (diluted) adjusts for the dilutive effect of the potential issuance of incremental shares of our common stock.

We assume the settlement of all of our Redeemable non-controlling interests using the maximum number of shares permitted under our arrangements. The issuance of shares and the related income acquired are excluded from the calculation if an assumed purchase of Redeemable non-controlling interests would be anti-dilutive to diluted earnings per share.

We are required to apply the if-converted method to our outstanding junior convertible securities when calculating Earnings per share (diluted) for the period in which they were outstanding. Under the if-converted method, shares that are issuable upon conversion are deemed outstanding, regardless of whether the securities are contractually convertible into our common stock at that time. For this calculation, the interest expense (net of tax) attributable to these dilutive securities is added back to Net income (controlling interest), reflecting the assumption that the securities have been converted. Issuable shares for these securities and related interest expense are excluded from the calculation if an assumed conversion would be anti-dilutive to diluted earnings per share. Our obligations under the junior convertible securities were fully settled in cash in January 2026, and there are no junior convertible securities outstanding as of the date of this release.

The following table provides a reconciliation of the numerator and denominator used in the calculation of basic and diluted earnings per share:

	Three Months Ended		Years Ended
(in millions)	12/31/2024	12/31/2025	12/31/2024	12/31/2025
Numerator
Net income (controlling interest)	$162.1	$347.6	$511.6	$716.6
Income from hypothetical settlement of Redeemable non-controlling interests, net of taxes	11.7	3.2	20.5	20.5
Interest expense on junior convertible securities, net of taxes	3.4	2.8	13.4	12.9
Net income (controlling interest), as adjusted	$177.2	$353.6	$545.5	$750.0
Denominator
Average shares outstanding (basic)	30.1	27.7	31.1	28.5
Effect of dilutive instruments:
Stock options and restricted stock units	1.4	0.5	1.7	0.9
Hypothetical issuance of shares to settle Redeemable non-controlling interests	2.8	1.7	1.6	1.9
Assumed issuance of junior convertible securities shares	1.7	1.6	1.7	1.7
Average shares outstanding (diluted)	36.0	31.5	36.1	33.0

(2)    As supplemental information, we provide non-GAAP performance measures of Adjusted EBITDA (controlling interest), Economic net income (controlling interest), and Economic earnings per share. We believe that many investors use our Adjusted EBITDA (controlling interest) when comparing our financial performance to other companies in the investment management industry. Management utilizes these non-GAAP performance measures to assess our performance before our share of certain non-cash GAAP expenses primarily related to the acquisition of interests in Affiliates and to improve comparability between periods. Economic net income (controlling interest) and Economic earnings per share are used by management and our Board of Directors as our principal performance benchmarks, including as one of the measures for determining executive compensation. These non-GAAP performance measures are provided in addition to, but not as a substitute for, Net income (controlling interest), Earnings per share, or other GAAP performance measures. For additional information on our non-GAAP measures, see our most recent Annual and Quarterly Reports on Form 10-K and 10-Q, respectively, which are accessible on the SEC's website at www.sec.gov.

Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income and certain non-income based taxes, depreciation, amortization, impairments, gains and losses related to Affiliate transactions, and non-cash items such as certain Affiliate equity-related activities, gains and losses on our contingent payment obligations, and unrealized gains and losses on seed capital, general partner commitments, and other strategic investments. Adjusted EBITDA (controlling interest) is also adjusted to include realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments.

Under our Economic net income (controlling interest) definition, we adjust Net income (controlling interest) for our share of pre-tax intangible amortization and impairments related to intangible assets (including the portion attributable to equity method investments in Affiliates) because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time. We also adjust for deferred taxes attributable to intangible assets because we believe it is unlikely these accruals will be used to settle material tax obligations. Further, we adjust for gains and losses related to Affiliate transactions, net of tax, and other economic items. Other economic items include certain Affiliate equity-related activities, gains and losses related to contingent payment obligations, tax windfalls and shortfalls from share-based compensation, unrealized gains and losses on seed capital, general partner commitments, and other strategic investments, and realized economic gains and losses related to these seed capital, general partner commitments, and other strategic investments.

Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, we exclude the potential shares issued upon settlement of Redeemable non-controlling interests from Average shares outstanding (adjusted diluted) because we intend to settle those obligations without issuing shares, consistent with all prior Affiliate equity purchase transactions. The potential share issuance in connection with our junior convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the junior convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which

Notes (continued)

could be used to repurchase shares of our common stock) that occurs when these securities are converted and we are relieved of our debt obligation.

The following table provides a reconciliation of Average shares outstanding (adjusted diluted):

	Three Months Ended		Years Ended
(in millions)	12/31/2024	12/31/2025	12/31/2024	12/31/2025
Average shares outstanding (diluted)	36.0	31.5	36.1	33.0
Hypothetical issuance of shares to settle Redeemable non-controlling interests	(2.8)	(1.7)	(1.6)	(1.9)
Assumed issuance of junior convertible securities shares	(1.7)	(1.6)	(1.7)	(1.7)
Dilutive impact of junior convertible securities shares	—	0.5	—	0.1
Average shares outstanding (adjusted diluted)	31.5	28.7	32.8	29.5

(3)    The following table presents pre-tax equity method earnings, equity method intangible amortization and impairments, and equity method income tax, which in aggregate form Equity method income (net):

	Three Months Ended		Years Ended
(in millions)	12/31/2024	12/31/2025	12/31/2024	12/31/2025
Pre-tax equity method earnings	$153.8	$266.2	$455.7	$578.1
Equity method intangible amortization and impairments	(25.6)	(27.9)	(130.0)	(98.1)
Equity method income tax	(3.7)	(4.9)	(13.0)	(17.1)
Equity method income (net)	$124.5	$233.4	$312.7	$462.9

(4)    The following table presents the impact of the sales of our equity interests in (i) Comvest Partners' (“Comvest”) private credit business, as part of Comvest's agreement to sell its private credit business to Manulife Financial Corporation, and Montrusco Bolton Investments Inc. to Walter Global Asset Management Inc., each in the fourth quarter of 2025; and (ii) Peppertree Capital Management, Inc. ("Peppertree") as part of the acquisition of Peppertree by TPG Inc. ("TPG"), a public company listed on the Nasdaq Global Select Market, in the third quarter of 2025, pursuant to which we received TPG Class A common shares, all of which we have since sold:

	Three Months Ended		Years Ended
(in millions)	12/31/2024	12/31/2025	12/31/2024	12/31/2025
Affiliate transaction gains	$—	$243.8	$—	$371.3
Investment and other income - Realized gains on TPG shares	—	—	—	6.2
Affiliate transactions, pre-tax	—	243.8	—	377.5
Income taxes	—	(60.5)	—	(93.1)
Affiliate transactions, after-tax	$—	$183.3	$—	$284.4

(5)    For the three months and year ended December 31, 2025, the increase in other economic items and other items was predominantly the result of Affiliate equity-related activities.

Forward-Looking Statements and Other Matters
Certain matters discussed in this press release issued by Affiliated Managers Group, Inc. (“AMG” or the “Company”) may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates,” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, global trade tensions and changes in trade policies, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, uncertainties relating to closing of pending investments or transactions and potential changes in the anticipated benefits thereof, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings, and other risks, uncertainties, and assumptions, including those described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors may be updated from time to time in our periodic filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

Forward-Looking Statements and Other Matters (continued)
This press release does not constitute an offer of any products, investment vehicles, or services of any AMG Affiliate.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.